Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 13, 2018, relating to the financial statements of NV5 Global, Inc. and subsidiaries appearing in the Annual Report on Form 10-K of NV5 Global, Inc. for the year ended December 30, 2017, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Certified Public Accountants

Miami, Florida

April 23, 2018